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                     EQUITY RESIDENTIAL PROPERTIES TRUST
                           CONSOLIDATED HISTORICAL
         COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

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                                                                                          HISTORICAL
                                                              ---------------------------------------------------------------------
                                                               12/31/00      12/31/99      12/31/98       12/31/97       12/31/96
                                                              -----------   -----------   -----------    -----------    -----------
                                                                                     (Amounts in thousands)
REVENUES
  Rental income                                               $ 1,959,785   $ 1,711,738   $ 1,293,560    $   707,733    $   454,412
  Fee and asset management                                          6,520         5,088         5,622          5,697          6,749
  Interest income - investment in mortgage notes                   11,192        12,559        18,564         20,366         12,819
  Interest and other income                                        25,266        13,242        16,145         13,282          4,405
  Furniture income                                                 27,577             -             -              -              -
                                                              -----------   -----------   -----------    -----------    -----------

     Total revenues                                             2,030,340     1,742,627     1,333,891        747,078        478,385
                                                              -----------   -----------   -----------    -----------    -----------

EXPENSES
  Property and maintenance                                        503,239       414,026       326,733        176,075        127,172
  Real estate taxes and insurance                                 182,479       171,289       126,009         69,520         44,128
  Property management                                              76,416        61,626        53,101         26,793         17,512
  Fee and asset management                                          5,157         3,587         4,279          3,364          3,837
  Depreciation                                                    449,584       408,688       301,869        156,644         93,253
  Interest:
     Expense incurred                                             382,946       337,189       246,585        121,324         81,351
     Amortization of deferred financing costs                       5,473         4,084         2,757          2,523          4,242
  General and administrative                                       26,385        22,296        20,631         14,821          9,857
  Furniture operating expenses                                     16,288             -             -              -              -
  Amortization of goodwill                                          1,760             -             -              -              -
                                                              -----------   -----------   -----------    -----------    -----------

     Total expenses                                             1,649,727     1,422,785     1,081,964        571,064        381,352
                                                              -----------   -----------   -----------    -----------    -----------

Income before extraordinary items                             $   380,613   $   319,842   $   251,927    $   176,014    $    97,033
                                                              ===========   ===========   ===========    ===========    ===========

Combined Fixed Charges and Preferred Distributions:
   Interest and other financing costs                         $   382,946   $   337,189   $   246,585    $   121,324    $    81,351
   Interest capitalized for real estate under
     construction                                                   1,325         1,493         1,620              -              -
   Amortization of deferred financing costs                         5,473         4,084         2,757          2,523          4,242
   Preferred distributions                                        111,941       113,196        92,917         59,012         29,015
                                                              -----------   -----------   -----------    -----------    -----------

TOTAL COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS                                $   501,685   $   455,962   $   343,879    $   182,859    $   114,608
                                                              ===========   ===========   ===========    ===========    ===========

EARNINGS BEFORE COMBINED FIXED CHARGES
   AND PREFERRED DISTRIBUTIONS(2)                             $   787,083   $   668,240   $   503,308    $   299,861    $   182,626
                                                              ===========   ===========   ===========    ===========    ===========

FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
   CHARGES AND PREFERRED DISTRIBUTIONS(1)(2)(3)(4)(5)         $ 1,226,818   $ 1,070,706   $   799,999    $   453,387    $   273,800
                                                              ===========   ===========   ===========    ===========    ===========

RATIO OF EARNINGS BEFORE COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED CHARGES
    AND PREFERRED DISTRIBUTIONS                                      1.57          1.47          1.46           1.64           1.59
                                                              ===========   ===========   ===========    ===========    ===========

RATIO OF FUNDS FROM OPERATIONS BEFORE COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS TO COMBINED FIXED
    CHARGES AND PREFERRED DISTRIBUTIONS                              2.45          2.35          2.33           2.48           2.39
                                                              ===========   ===========   ===========    ===========    ===========

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(1) Excludes non-real estate depreciation                     $   (12,093)  $    (7,231)  $    (5,361)   $    (3,118)   $    (2,079)
                                                              ===========   ===========   ===========    ===========    ===========

(2) Includes the Company's income from investments in
       unconsolidated entities (cash basis)                   $    18,051   $     7,125   $     2,039    $         -    $         -
                                                              ===========   ===========   ===========    ===========    ===========

(3) Includes the Company's share of depreciation
       from Unconsolidated Properties                         $     2,720   $     1,009   $       183    $         -    $         -
                                                              ===========   ===========   ===========    ===========    ===========

(4) Excludes the minority interests' share of depreciation
       from Partially Owned Properties                        $    (1,476)  $         -   $         -    $         -    $         -
                                                              ===========   ===========   ===========    ===========    ===========

(5) Includes the addback of the Company's share of losses
       from its technology investments.                       $     1,000   $         -   $         -    $         -    $         -
                                                              ===========   ===========   ===========    ===========    ===========
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